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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

On Display, Inc., incorporated under the laws of Delaware.
DataSage, Inc., incorporated under the laws of Massachusetts.
E5 Merger Sub., Inc, incorporated under the laws of Delaware.
Vignette Holdings, L.L.C., organized under the laws of Delaware.
Vignette International, Inc., incorporated under the laws of Delaware.
Vignette Public Sector & Education, Inc. (formerly known as Vignette Federal
   Corporation), incorporated under the laws of Delaware.
Vignette Europe Limited, organized under the laws of the United Kingdom. Vignette SARL, organized under the laws of France.
Vignette Deutschland GmbH, organized under the laws of Germany.
Vignette Australia Pty Limited, organized under the laws of Australia.
Vignette Hong Kong Limited, organized under the laws of Hong Kong.
Vignette Asia Pte Ltd., organized under the laws of Singapore.
Vignette Iberica S. L., organized under the laws of Spain.
Vignette Italia SRL, organized under the laws of Italy.
Vignette Nordica AB, organized under the laws of Sweden.
Vignette India, PvT Ltd., organized under the laws of India.
Vignette Software New Zealand Limited, organized under the laws of New Zealand. Vignette Software Schweiz GmbH, organized under the laws of Switzerland. Vignette de Mexico, S. de R.L. de C. V., organized under the laws of Mexico. Vignette do Brasil Ltda., organized under the laws of Brazil.
Vignette de Argentina, organized under the laws of Argentina.
Vignette B.V. (formerly known as OnDisplay Benelux B.V.), organized under the laws of Holland.
Vignette Canada Corporation, organized under the laws of Canada.
Epicentric, Inc., incorporated under the laws of California.
Epicentric Solutions, Inc. incorporated under the laws of Delaware.
Epicentric SARL, organized under the laws of France.
Epicentric GmbH, organized under the laws of Germany.
Epicentric Limited, organized under the laws of the United Kingdom.
Epicentric Netherlands B.V., organized under the laws of Holland.
Epicentric (BVI), Inc., incorporated under the laws of the British Virgin
   Islands.